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Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

FortuNet, Inc.

to

The Yuri Itkis Gaming Trust of 1993

and

YI Acquisition Corp.

The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, February 12, 2010, unless the Offer is extended.

        As set forth in the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates representing shares of Common Stock, par value $0.001 per share (the "Shares"), of FortuNet, Inc., a Nevada corporation ("FortuNet"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit certificates representing Shares and any other required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to, and must be received by, the Depositary by the Expiration Date, or transmitted by facsimile transmission or mail to the Depositary by the Expiration Date, and must include a signature Medallion guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in The Offer—Section 3. Procedure for Accepting the Offer and Tendering Shares in the Offer to Purchase. Delivery of these documents to the Depositary's post office box on the Expiration Date does not constitute receipt by the Depositary.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

By mail or hand delivery:
Continental Stock Transfer & Trust Company
Attn: Reorganization Dept.
17 Battery Place, 8th Floor
New York, NY 10004

By facsimile transmission:
(for eligible institutions only)
(212) 616-7610

Confirm facsimile transmission:
(212) 509-4000 (ext. 536)

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.

        This form is not to be used to Medallion guarantee signatures. If a signature on a Letter of Transmittal is required to be Medallion guaranteed by an "Eligible Institution" under the instructions thereto, such signature Medallion guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to The Yuri Itkis Gaming Trust of 1993 (the "Trust") and its wholly owned subsidiary YI Acquisition Corp., a Nevada corporation ("YI Acquisition"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 15, 2010 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Signature(s):

Name(s) of Record Holder(s):

Please Print or Type Number of Shares:

Certificate Number(s) (if available):

Dated:

Address(es):

INCLUDE ZIP CODE

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer: ☐

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

  GUARANTEE
  (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq trading days after the date hereof.

NAME OF FIRM

ADDRESS

ZIP CODE

AREA CODE AND TELEPHONE NUMBER

AUTHORIZED SIGNATURE

Name:
PLEASE PRINT OR TYPE
Title:
Date:

    NOTE:  DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE.

                   CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED